EXHIBIT 99.1

Exterran Partners Reports Third-Quarter 2012 Results
Achieved operating horsepower growth of 33,000 in the quarter

HOUSTON, Nov. 1, 2012 – Exterran Partners, L.P. (NASDAQ: EXLP) today reported financial results for the third quarter 2012.

EBITDA, as further adjusted (as defined below), was $46.2 million for the third quarter 2012, compared to $45.0 million for the second quarter 2012 and $38.6 million for the third quarter 2011. Distributable cash flow (as defined below) totaled $29.5 million for the third quarter 2012, compared to $27.3 million for the second quarter 2012 and $25.7 million for the third quarter 2011.

Revenue was $99.3 million for the third quarter 2012, compared to $97.2 million for the second quarter 2012 and $84.4 million for the third quarter 2011.

Net income was $10.4 million for the third quarter 2012, or $0.21 per diluted limited partner unit, compared to a net loss of $19.1 million, or $0.47 per diluted limited partner unit, for the second quarter 2012, and net income of $3.3 million, or $0.06 per diluted limited partner unit, for the third quarter 2011.

“Exterran Partners reported improved activity levels during the third quarter 2012 as operating horsepower increased by 33,000,” said Brad Childers, Chairman, President and Chief Executive Officer of Exterran Partners’ managing general partner. “Our growth strategies are enhanced by attractive investment opportunities in liquids rich and shale plays and encouraging long-term natural gas market trends in the United States.”

For the third quarter 2012, Exterran Partners’ quarterly cash distribution was $0.5075 per limited partner unit, or $2.03 per limited partner unit on an annualized basis. The third-quarter 2012 distribution was $0.005 per limited partner unit higher than the second-quarter 2012 distribution of $0.5025 per limited partner unit and $0.02 per limited partner unit higher than the third-quarter 2011 distribution of $0.4875 per limited partner unit.

Conference Call Details
Exterran Partners and Exterran Holdings will host a joint conference call regarding third-quarter results:

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Teleconference: Thursday, Nov. 1, 2012 at 11:00 a.m. Eastern Time, 10:00 a.m. Central Time.  To access the call, United States and Canadian participants should dial 800-446-2782.  International participants should dial +1-847-413-3235 at least 10 minutes before the scheduled start time.  Please reference Exterran conference call number 33535569.

•	Live Webcast: The webcast will be available in listen-only mode via the companies’ website: www.exterran.com.

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Webcast Replay: For those unable to participate, a replay will be available from 2:00 p.m. Eastern Time on Thursday, Nov. 1, 2012, until 2:00 p.m. Eastern Time on Thursday, Nov. 8, 2012. To listen to the replay, please dial 888-843-7419 in the United States and Canada, or +1-630-652-3042 internationally, and enter access code 33535569#.

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EBITDA, as further adjusted, a non-GAAP measure, is defined as net income (loss) excluding income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, other charges, non-cash selling, general and administrative (“SG&A”) costs and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

Distributable cash flow, a non-GAAP measure, is defined as net income (loss) plus depreciation and amortization expense, impairment charges, non-cash SG&A costs, interest expense and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, less cash interest expense (excluding amortization of deferred financing fees and costs incurred to terminate interest rate swaps early) and maintenance capital expenditures, and excluding gains/losses on asset sales and other charges.

Gross Margin, as adjusted, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense) plus any amounts by which cost of sales are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

About Exterran Partners
Exterran Partners, L.P. is a leading provider of natural gas contract operations services to customers throughout the United States.  Exterran Holdings, Inc. (NYSE: EXH) owns an equity interest in Exterran Partners, including all of the general partner interest.  For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Partners’ operational and financial strategies and ability to successfully effect those strategies; Exterran Partners’ expectations regarding future economic and market conditions; Exterran Partners’ financial and operational outlook and ability to fulfill that outlook; and demand for Exterran Partners’ services and growth opportunities for those services.

While Exterran Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Exterran Partners and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; changes in safety, health, environmental and other regulations; and the performance of Exterran Holdings.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2011 and those set forth from time to time in Exterran Partners’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  Except as required by law, Exterran Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Partners, L.P.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2012	2012	2011

Revenue	$99,324	$97,171	$84,437

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	48,652	45,446	43,355
Depreciation and amortization	21,930	22,788	19,087
Long-lived asset impairment	-	28,122	384
Selling, general and administrative	11,762	13,450	10,594
Interest expense	6,465	6,399	7,860
Other (income) expense, net	(137)	(261)	(338)
Total costs and expenses	88,672	115,944	80,942
Income (loss) before income taxes	10,652	(18,773)	3,495
Income tax expense	272	277	242
Net income (loss)	$10,380	$(19,050)	$3,253

General partner interest in net income (loss)	$1,343	$692	$837

Limited partner interest in net income (loss)	$9,037	$(19,742)	$2,416

Weighted average limited partners' units outstanding:
Basic	42,264	42,264	37,261

Diluted	42,280	42,264	37,278

Earnings (loss) per limited partner unit:
Basic	$0.21	$(0.47)	$0.06

Diluted	$0.21	$(0.47)	$0.06

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts and percentages)

	Three Months Ended
	September 30,		June 30,		September 30,
	2012		2012		2011

Revenue	$99,324		$97,171		$84,437

Gross Margin, as adjusted (1)	$56,513		$55,236		$47,275

EBITDA, as further adjusted (1)	$46,150		$44,997		$38,614
% of Revenue	46%		46%		46%

Capital Expenditures	$40,243		$17,422		$9,324
Less: Proceeds from Sale of Compression Equipment	(603)		(568)		(1,040)
Net Capital Expenditures	$39,640		$16,854		$8,284

Gross Margin percentage, as adjusted	57%		57%		56%

Distributable cash flow (2)	$29,501		$27,342		$25,720

Distributions Declared for the period per Limited Partner Unit	$0.5075		$0.5025		$0.4875
Distribution Declared to All Unit holders for the period, including Incentive Distributions	$23,044		$22,762		$19,322
Distributable Cash Flow Coverage	1.28	x	1.20	x	1.33	x

	September 30,		June 30,		September 30,
	2012		2012		2011

Debt	$664,500		$643,500		$544,000
Total Partners' Capital	$452,419		$460,770		$434,518
Total Debt to Capitalization	59%		58%		56%

(1) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, both non-GAAP measures, provides useful information to investors because these measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.  In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2012	2012	2011

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$10,380	$(19,050)	$3,253
Income tax expense	272	277	242
Depreciation and amortization	21,930	22,788	19,087
Long-lived asset impairment	-	28,122	384
Cap on operating and selling, general and administrative costs provided by Exterran Holdings ("EXH")	6,931	6,321	7,995
Non-cash selling, general and administrative costs	172	140	(207)
Interest expense	6,465	6,399	7,860
EBITDA, as further adjusted (1)	46,150	44,997	38,614
Cash selling, general and administrative costs	11,590	13,310	10,801
Less: cap on selling, general and administrative costs provided by EXH	(1,090)	(2,810)	(1,802)
Less: other (income) expense, net	(137)	(261)	(338)
Gross Margin, as adjusted (1)	$56,513	$55,236	$47,275
Other income (expense), net	137	261	338
Less: Gain on sale of compression equipment (in Other (income) expense, net)	(127)	(244)	(319)
Less: Cash interest expense	(5,905)	(5,718)	(4,951)
Less: Cash selling, general and administrative, as adjusted for cost caps provided by EXH	(10,500)	(10,500)	(8,999)
Less: Income tax expense	(272)	(277)	(242)
Less: Maintenance capital expenditures	(10,345)	(11,416)	(7,382)
Distributable cash flow (2)	$29,501	$27,342	$25,720

Cash flows from operating activities	$33,294	$25,309	$21,600
(Provision for) benefit from doubtful accounts	145	(143)	(239)
Cap on operating and selling, general and administrative costs provided by EXH	6,931	6,321	7,995
Maintenance capital expenditures	(10,345)	(11,416)	(7,382)
Change in assets and liabilities	(524)	7,271	3,746
Distributable cash flow (2)	$29,501	$27,342	$25,720

Net income (loss)	$10,380	$(19,050)	$3,253
Long-lived asset impairment	-	28,122	384
Net income, excluding charge	$10,380	$9,072	$3,637

Diluted earnings (loss) per limited partner unit	$0.21	$(0.47)	$0.06
Adjustment for charge per limited partner unit (3)	-	0.65	0.01
Diluted earnings per limited partner unit, excluding charge (1) (3)	$0.21	$0.18	$0.07

(1) Management believes disclosure of EBITDA, as further adjusted, Diluted earnings (loss) per limited partner unit, excluding charge, and Gross Margin, as adjusted, non-GAAP measures, provides useful information to investors because these measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.  In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

(3) In calculating diluted earnings per limited partner unit, excluding charge, for the three months ended June 30, 2012, weighted average limited partners' units outstanding was adjusted to include 9,000 phantom units that were dilutive.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	September 30,	June 30,	September 30,
	2012	2012	2011

Total Available Horsepower (at period end) (1) (2)	2,022	2,026	1,885

Total Operating Horsepower (at period end) (1)	1,941	1,908	1,703

Average Operating Horsepower	1,924	1,916	1,691

Horsepower Utilization:
Spot (at period end) (2)	96%	94%	90%
Average	95%	91%	89%

Combined U.S. Contract Operations Horsepower of Exterran Holdings and Exterran Partners covered by contracts converted to service agreements (at period end)	2,296	2,223	2,123

Available Horsepower:

Total Available U.S. Contract Operations Horsepower of Exterran Holdings and Exterran Partners (at period end) (2) (3)	3,341	3,285	3,565

% of U.S. Contract Operations Available Horsepower of Exterran Holdings and Exterran Partners covered by contracts converted to service agreements (at period end)	69%	68%	60%

Operating Horsepower:

Total Operating U.S. Contract Operations Horsepower of Exterran Holdings and Exterran Partners (at period end)	2,849	2,811	2,784

% of U.S. Contract Operations Operating Horsepower of Exterran Holdings and Exterran Partners covered by contracts converted to service agreements (at period end)	81%	79%	76%

(1) Includes compressor units leased from Exterran Holdings with an aggregate horsepower of approximately 161,000, 158,000 and 252,000 at  September 30, 2012, June 30, 2012 and September 30, 2011, respectively. Excludes compressor units leased to Exterran Holdings with an aggregate horsepower of approximately 9,000, 20,000 and 29,000 at September 30, 2012, June 30, 2012 and September 30, 2011, respectively.

(2) Amount for the period ended June 30, 2012 excludes approximately 67,000 horsepower of idle compressor units that were removed from the compressor fleet as a result of the June 2012 impairment review.

(3) Amount for the period ended June 30, 2012 excludes approximately 232,000 horsepower of Exterran Holdings' idle compressor units  that were removed from the compressor fleet as a result of the June 2012 impairment review.